[ F i f t h T h i r d B a n k L o g o ]
Servicer Compliance Statement
I, Norman Holmes, certify to the "Depositor", and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification. The loans covered by this certification are set forth in JPALT 2006-A7, JPALT 2007-Al and WMLT
2007 A, that:
I. I
have reviewed the servicer's activities during the reporting period and of its performance under the applicable servicing agreement has been made under such officer's supervision;
2,
Based on my knowledge, based on such review, the servicer has fulfilled all of its obligations under the agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof
Date: February 21, 2008
Signature: /s/ Norman Holmes
Name: Norman
Holmes
Title: Assistant Vice President
Exhibit to Report on Assessment of Compliance with SEC
Regulation AB Servicing
JPALT 2006-A7
JPALT 2007-Al
WMLT 2007A